SUPPLEMENTAL REMARKETING AGENCY AGREEMENT

SUPPLEMENTAL REMARKETING AGENCY AGREEMENT, dated as of April 22, 2008, (this “Agreement”) by and among SLM Student Loan Trust 2005-7 (the “Trust”), Sallie Mae, Inc., as administrator, (the “Administrator”), Banc of America Securities LLC and Deutsche Bank Securities Inc. (each, a “Lead Remarketing Agent”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Co-Lead Remarketing Agent”, and, collectively with the Lead Remarketing Agents, the “Remarketing Agents”).   The Remarketing Agents will attempt, on a reasonable efforts basis, to remarket the Class A-3 Reset Rate Notes (the “Notes”) described below that have been validly tendered by the holders thereof for sale on April 25, 2008 (the “Reset Date”) at a price equal to 100% of the aggregate principal amount so tendered in accordance with the terms hereof and of the Remarketing Agreement, dated as of August 11, 2005, among the Trust, the Administrator and the Lead Remarketing Agents (the “Lead Remarketing Agreement”), and the Remarketing Agreement, dated as of April 2, 2008, among the Trust, the Administrator and the Co-Lead Remarketing Agent (the “Co-Lead Remarketing Agreement” and together with the Lead Remarketing Agreement, the “Remarketing Agreements”) and the Remarketing Agency Agreement dated as of April 15, 2008 (the “Remarketing Agency Agreement”), each among the Trust, the Administrator and the Remarketing Agents, the terms of which are hereby incorporated by reference and made a part hereof.  There is no assurance that the Remarketing Agents will be able to remarket the entire principal amount of Notes tendered in a remarketing.

The Remarketing Agents shall also have the option, but not the obligation, to purchase any tendered Notes at such price.  The option of the Remarketing Agents to purchase tendered Notes from the tendering Class A-3 Noteholders will be subject, without limitation, to the conditions set forth in Section 8 of the Remarketing Agreements.

All capitalized terms not otherwise defined in this Agreement have the respective meanings assigned thereto in Appendix A to the Remarketing Agreements.

CERTAIN TERMS OF THE NOTES

Trust:	SLM Student Loan Trust 2005-7
Lead Remarketing Agents and Addresses:	Banc of America Securities LLC Mail Code: NY1-301-02-01 9 West 57th Street New York, New York 10019
Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005
Co-Lead Remarketing Agent and Address:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Merrill Lynch World Headquarters 4 World Financial Center New York, New York 10080
Title of Notes:	Class A-3 Reset Rate Notes
Principal Amount of Notes to be Remarketed:	$266,000,000 of Class A-3 Notes
Title of Indenture:	Indenture dated as of August 1, 2005, as amended or supplemented from time to time by and among the Trust, the Eligible Lender Trustee and the Indenture Trustee
Eligible Lender Trustee:	The Bank of New York Trust Company N.A., as successor eligible lender trustee to Chase Bank USA, National Association
Indenture Trustee:	Deutsche Bank Trust Company Americas
Current Ratings:
Moody’s Investors Service, Inc.:	Aaa
Standard & Poor’s Ratings Services:	AAA
Fitch Ratings:	AAA
Interest Rate Mode:
[X] Floating Rate Spread: plus 1.35%	Three-Month LIBOR
[ ] Fixed Rate Spread:	N/A N/A
Yield to Maturity of Fixed Rate Pricing Benchmark:	N/A
Fixed Rate:	N/A
The Eligible Swap Counterparty (or Counterparties) and the floating rate (or rates) of interest payable by the Trust to each Eligible Swap Counterparty (or Counterparties):	N/A
All Hold Rate:	Three-Month LIBOR plus 1.20%
New Interest Rate:	As determined by application of the provisions set forth herein and in the Remarketing Agreements and Remarketing Agency Agreement.
Beneficial Owner Tender Provisions:

As set forth in the Remarketing Prospectus Supplement dated April 22, 2008.  In the event that the Remarketing Agents fail to remarket all Class A-3 Notes validly tendered for remarketing on the Reset Date, then the Remarketing Agents shall promptly notify the Administrator and the Indenture Trustee of such failure.

Form of Notes:

Global certificate registered in the name of the nominee, which currently is Cede & Co., of the depository of the Notes, which is DTC.  The beneficial owners of the Notes (“Beneficial Owners”) are not entitled to receive definitive certificates representing their Notes, except under limited circumstances.  A Beneficial Owner’s ownership of a Note currently is recorded on or through the records of the brokerage firm or other entity that is a participant in DTC and that maintains such Beneficial Owner’s account.

Purchase Price:	100% of the principal amount of the tendered Notes. Payable to DTC for the Beneficial Owners of tendered Notes.
Remarketing Fee (expressed as a percentage of the outstanding principal amount of the Notes (unless otherwise noted), payable except in the case of a Failed Remarketing):	0.225% of the outstanding principal amount of the Notes payable pro rata to the Remarketing Agents and 0.125% of $246,000,000 payable to Banc of America Securities LLC.
Wiring Instructions:	Bank Name: Bank of America, NA ABA Number: 0260-0959-3 Account Name: Banc of America Securities LLC Account Number: 3750672743 Ref: SLM 2005-7 Class A3 Remarketing Fee
Closing:	April 25, 2008

The foregoing terms are hereby confirmed and agreed to as of this 22nd day of  April 2008.

SLM STUDENT LOAN TRUST 2005-7
By: THE BANK OF NEW YORK TRUST COMPANY, N.A., not in its individual capacity but solely on behalf of the Trust as Eligible Lender Trustee
By: /S/ MICHAEL G. RUPPEL Name: Michael G. Ruppel Title: Vice President
SALLIE MAE, INC., as Administrator
By: /S/ MARK W. DALY Authorized Signatory
BANC OF AMERICA SECURITIES LLC
By: /S/ M.T. BROWN Authorized Signatory
DEUTSCHE BANK SECURITIES INC.
By: /S/ MARIA CONSUELO BATE Authorized Signatory By: /S/ RANDAL JOHNSON Authorized Signatory
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By: /S/ COLIN BENNETT Authorized Signatory